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                                                                   EXHIBIT 10.49

                      AMENDMENT TO STOCK OPTION AGREEMENT

     This AMENDMENT is made this 9th day of October, 1997 by and between, Lason, Inc., a Delaware corporation (the "Company") and Brian E. Jablonski (the "Grantee").

     WHEREAS, pursuant to the 1995 Stock Option Plan of Lason, Inc. (the "Plan"), the Company and Grantee entered into that certain Stock Option Agreement effective as of May 6, 1996 (the "Agreement"); and

     WHEREAS, the Company has determined that it would be to the advantage and in the best interest of the Company and its Shareholders to modify such Agreement in recognition of Grantee's service as Executive Vice President of Marketing and Sales of the Company by accelerating the vesting period by condensing the vesting period to four years from five years and dividing the Option Shares which would have vested during the fifth year in equal amounts between the second, third and fourth years.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

     1. Acceleration of Vesting/Exercisability. Section 2.B of the Agreement is hereby amended and restated in its entirety as follows:

     (B) VESTING/EXERCISABILITY.

            (i) Purchaser may only exercise his Option to purchase Option Shares to the extent that such Option has vested and become exercisable with respect to such Option Shares. Except as otherwise provided in Paragraph 2(b)(ii) below, the Option Shares will vest and become exercisable in accordance with the following schedule, if as of each such date the Grantee is still employed by the Company or any of its Subsidiaries:


                                       CUMULATIVE PERCENTAGE
                                     OF OPTION SHARES VESTED
                    DATE                     AND EXERCISABLE
                    ---------------  -----------------------
                    October 8, 1996        20.0%
                    October 8, 1997        46.667%
                    October 8, 1998        73.334%
                    October 8, 1999       100.0%


                  Option Shares which have become vested and exercisable are referred to herein as "Vested Shares" and all other Option Shares are referred to herein as "Unvested Shares."

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            (ii) Upon the occurrence of a Sale of the Company,
                 each Option shall vest and all Unvested Shares shall become Vested Shares if, but only if, the Grantee thereof is employed by the Company or any of its Subsidiaries on the date of such occurrence.

     2. Existing Agreement. Except as modified by this Amendment, the terms and conditions of the Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment upon the day and year first above written.


GRANTEE:                        COMPANY:

                                Lason, Inc., a Delaware corporation




(S) Brian E. Jablonski          By: (S) Gary L. Monroe
---------------------------         ------------------------------------
Brian E. Jablonski                  Gary L. Monroe
                                    Its:  President and Chief Executive Officer



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